Ex-99.11

                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                December 23, 1998




Nations Fund, Inc.
One NationsBank Plaza
Charlotte, NC  28255

      Re: Shares of Common Stock of Nations Fund, Inc.

Ladies/Gentlemen:

      We refer to the Registration Statement on Form N-14 (the "Registration Statement") of Nations Fund, Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock, par value $.001 per share (the "Shares"), of certain Funds of the Company ("Funds").

      We have been requested by the Company to furnish this opinion as Exhibit 11 to the Registration Statement.

      We have examined documents relating to the organization of the Company and the authorization and issuance of the Shares. We have also made such inquiries of the Company and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

      Based upon and subject to the foregoing, we are of the opinion that:

      The issuance of the Shares by the Company has been duly and validly authorized by all appropriate corporate action and, assuming delivery in accordance with the description set forth in the Combined Proxy
Statement/Prospectus included in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

Nations Fund, Inc.
December 23, 1998
Page Two

      We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

      In addition, we hereby consent to the use of our name and to the description of advice rendered by our firm under the headings "The Reorganization--Federal Income Tax Considerations" in the Combined Proxy Statement/Prospectus, under the heading "How The Funds Are Managed" in the Prospectuses, and under the heading "Counsel" in the Statement of Additional Information, which are incorporated by reference into the Registration Statement.



                                    Very truly yours,

                                    /s/ MORRISON & FOERSTER LLP

                                    MORRISON & FOERSTER LLP